EXHIBIT 4.3
                                   -----------

Form of Stock Option Agreement under the Hudson City Bancorp, Inc. 2000 Stock Option Plan.


                            HUDSON CITY BANCORP, INC.
                             2000 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT
                             ----------------------



-----------------------------------                 ----------------------------
     NAME OF OPTIONEE                                   SOCIAL SECURITY NUMBER


--------------------------------------------------------------------------------
                                 STREET ADDRESS


---------------------     ---------------------             --------------------
      CITY                        STATE                          ZIP CODE

This Stock Option Agreement is intended to set forth the terms and conditions on which a Stock Option has been granted under the Hudson City Bancorp, Inc. 2000 Stock Option Plan. Set forth below are the specific terms and conditions applicable to this Stock Option. Attached as Exhibit A are its general terms and conditions.

=====================================================================================================
  Option Grant                     (A)           (B)             (C)            (D)         (E)
=====================================================================================================
              Grant Date:       01/13/00       01/13/00       01/13/00       01/13/00     01/13/00
-----------------------------------------------------------------------------------------------------
Class of Optioned Shares*        Common         Common         Common         Common       Common
-----------------------------------------------------------------------------------------------------
  No. of Optioned Shares*
-----------------------------------------------------------------------------------------------------
Exercise Price Per Share*
-----------------------------------------------------------------------------------------------------
Option Type (ISO or NQSO)
-----------------------------------------------------------------------------------------------------
     VESTING
-----------------------------------------------------------------------------------------------------
  Earliest Exercise Date*       01/13/01       01/13/02       01/13/03       01/13/04     01/13/05
-----------------------------------------------------------------------------------------------------
  Option Expiration Date*       01/12/10       01/12/10       01/12/10       01/12/10     01/12/10
=====================================================================================================

*SUBJECT TO ADJUSTMENT AS PROVIDED IN THE PLAN AND THE GENERAL TERMS AND CONDITIONS.

By signing where indicated below, Hudson City Bancorp, Inc. (the "Company") grants this Stock Option upon the specified terms and conditions, and the Optionee acknowledges receipt of this Stock Option Agreement, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein and acknowledges receipt of a Prospectus dated January 20, 2000 for the Hudson City Bancorp, Inc. 2000 Stock Option Plan.

HUDSON CITY BANCORP, INC.                    OPTIONEE



By
   ---------------------------------------   -----------------------------------
   NAME:
   TITLE: CHAIRMAN, COMPENSATION COMMITTEE

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INSTRUCTIONS: This page should be completed by or on behalf of the Compensation
Committee. Any blank space intentionally left blank should be crossed out. An option grant consists of a number of optioned shares with uniform terms and conditions. Where options are granted on the same date with varying terms and conditions (for example, varying exercise prices or earliest exercise dates), the options should be recorded as a series of grants each with its own uniform terms and conditions.